EXHIBIT 10.52
FIRST AMENDMENT TO THE ANYWHERE REAL ESTATE INC.
SEVERANCE PAY PLAN FOR EXECUTIVES

The Anywhere Real Estate Inc. Severance Pay Plan for Executives (the “Severance Plan”) is hereby amended as follows effective as of February 1, 2023:

1. Section 3.4(c) of the Severance Plan is hereby amended by deleting the phrase “twelve (12) equal monthly installments” therein and substituting the phrase “twenty-four (24) equal biweekly installments” in its place.